Lifecore Biomedical Expands Relationship with Existing Long-Term Customer Through a Series of Commercial Arrangements Lifecore enters into commercial agreements with Alcon that include new 8-year commercial manufacturing arrangements Lifecore receives amendment and waiver for its term debt facility with Alcon and BMO CHASKA, Minn., January 5, 2024 (GLOBE NEWSWIRE) – Lifecore Biomedical, Inc. (NASDAQ: LFCR) ("Lifecore" or the “Company”), a fully integrated contract development and manufacturing organization (“CDMO”), today announced that it has finalized a series of updated commercial arrangements with its long-term commercial Hyaluronic Acid and CDMO customer, Alcon (SIX/NYSE: ALC) (Alcon) to extend and expand the existing CDMO relationship. Additionally, the Company also entered into a limited waiver and amendment to its credit agreements with Alcon and with BMO to, among other things, waive certain financial reporting delivery requirements. With these agreements in place, Lifecore continues to advance its work on becoming current on its periodic reports, including completing the filing of its Annual Report on Form 10-K for the fiscal year ended May 28, 2023 (the “2023 Form 10- K”), which it anticipates being completed in the near-term. James G. Hall, President and Chief Executive Officer of Lifecore, stated, “We are excited to finalize these agreements with our long-term customer, Alcon, which expand our relationship and provide Lifecore additional financial flexibility and opportunities to broaden the scope of support for their portfolio of products. We believe that these agreements will help facilitate our next chapter of growth together after a successful 40-year relationship, which has been based on trust. This demonstrates how our unique set of capabilities positions us as the partner of choice to help our customers bring their complex innovations to market.” Expansion of the Alcon Commercial Arrangements On December 31, 2023, Lifecore entered into a series of commercial agreements with Alcon, including (i) a long-term 8-year extension of its contract manufacturing agreement, which, among other things, contemplates increased capacity of aseptic manufacturing services; (ii) an amendment to its Hyaluronic Acid (“HA”) supply agreement to provide Alcon with an option to purchase additional HA equipment to accommodate expected future capacity needs; and (iii) new Storage Services Agreement for Lifecore to store certain of Alcon’s HA ingredients that are manufactured by Lifecore. Limited Waiver and Amendment to the Term Debt Facility In connection with Lifecore’s delayed periodic reports, Alcon and BMO each provided a waiver related to the delivery of certain monthly financial reporting and the timing of the Company’s periodic reporting, and amended certain covenants related thereto. Strategic Alternative Review Remains Ongoing Lifecore remains actively engaged in its evaluation of potential strategic alternatives, which remains ongoing. As previously announced, the Company has not set a timetable for completion of this strategic review process, nor has it made any decisions related to its strategic alternatives at this time. There can be no assurance that this strategic review will result in the Company pursuing a transaction or that any transaction, if pursued, will be completed on attractive terms, or at all. About Lifecore Biomedical Lifecore Biomedical, Inc. is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Lifecore’s website at www.lifecore.com.

Important Cautions Regarding Forward-Looking Statements This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the outcome of any evaluation of the Company’s strategic alternatives or any discussions with any potential bidders related thereto, the Company’s ability to become current with its reports with the Securities and Exchange Commission (the “SEC”), and the timing thereof, the Company’s ability to regain compliance with applicable listing standards under Nasdaq, and its ability expand its relationship with its existing customers. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K/A. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances. Contact Information: Investor Relations Jeff Sonnek (646) 277-1263 jeff.sonnek@icrinc.com